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                                                                    EXHIBIT 99.3
                                     PROXY
                          SPECIALTYMD.COM CORPORATION

                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON __________, 2000

   The undersigned stockholder of SpecialtyMD.com Corporation revoking all prior proxies, hereby appoints Ashfaq Munshi and Joseph Meresman or either of them acting singly, proxies, with full power of substitution, to vote all shares of capital stock of SpecialtyMD which the undersigned is entitled to vote at the special meeting of stockholders to be held at the executive offices of SpecialtyMD, 1510 Page Mill Road, Palo Alto, CA 94304, on _________, 2000, beginning at 10:00 a.m., local time, and at any adjournments of the meeting, upon matters set forth in the Notice of Special Meeting dated _______, 2000, and the related proxy statement/prospectus, copies of which have been received by the undersigned, and in their discretion upon any adjournment of the meeting or upon any other business that may properly be brought before the meeting by the Ascend board of directors. Attendance of the undersigned at the meeting or any adjournment session of the meeting will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person prior to the exercise of this proxy.

   This proxy is solicited on behalf of the SpecialtyMD board of directors. A stockholder wishing to vote in accordance with the recommendations of the board of directors need only sign and date this proxy and return it in the enclosed envelope.

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---  Please mark
 X   Votes as in
---  this example.


The shares represented by this proxy will be voted as directed or, if no direction is given with respect to the proposal set forth below, will be voted "FOR" such proposal.

                                                                                        FOR    AGAINST   ABSTAIN
1.  To approve and adopt the Agreement and Plan of Merger dated December 10, 1999
    by and among Chemdex, Spinach Acquisitions Corp., a wholly-owned subsidiary of     -----    -----    -----
    Chemdex, and SepcialtyMD, the exhibits thereto and to approve the merger of
    Spinach Acquisitions with and into SepcialtyMD pursuant to the merger agreement.   -----    -----    -----

2.  To approve an acceleration of vesting of options held by SpecialtyMD board         -----    -----    -----
    members and certain payments and benefits pursuant to the employment agreements
    between Chemdex and, respectively, two officers of SpecialtyMD, the Chief          -----    -----    -----
    Executive Officer and President, Ashfaq Munshi, and the Vice President of
    Business Development, Joseph Meresman.

                                                                                                         -----
                                                  MARK HERE IF YOU PLAN TO ATTEND THE MEETING
                                                                                                         -----

                                                                                                         -----
                                                 MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT
                                                                                                         -----

                                                Please promptly complete, date and sign this proxy
                                                and mail it in the enclosed envelope to assure
                                                representation of your shares.  No postage need to
                                                affixed if mailed in the United States.  Please
                                                sign exactly as name(s) appear on the stock
                                                certificate.

                                                If stockholder is a corporation, please sign full
                                                corporate name by president or other authorized
                                                officer and, if a partnership, please sign full
                                                partnership name by an authorized partner or other
                                                persons.


Signature: _____________________   Date: ___________________   Signature: ______________________  Date: _______________

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